Exhibit 10.54

Addendum No. 1 to

Contract No. 840/08625142/31/92-19

Date of signature: 2019.08.05

THE SELLER

Joint Stock Company «Isotope»,

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(499) 245-01-18, 245-13-81.

THE BUYER

The Company Isoray Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE BUYER and THE SELLERS have mutually agreed about the following:

1.

The Manufacturer of the Goods may be the following organization:

JSC "SSC RIAR", 9, Zapadnoye Shosse, Dimitrovgrad, Ulyanovsk region, 433510,
Russian Federation.
Phone.:+7 (84235) 796 57
e-mail: orip@niiar.ru

The present addendum is the integral part of contract 840/08625142/31/92-19 and may be signed by E-mail.

All other terms and conditions are in accordance with Contract No. 840/08625142/31/92-19, Appendices 1 and 2.

THE SELLER	THE BUYER

/s/ Boris Akakiev	/s/ Lori A. Woods
Boris Akakiev	Lori A. Woods
Acting Director General	6 Aug 2019
JSC Isotope	Isoray - CEO